Exhibit 99.1

                                                                  March 30, 2005


Patrick Quirk


         Re:      Employment With Keynote Systems, Inc.

Dear Patrick:

     Keynote Systems, Inc. (the "Company" or "Keynote") is pleased to offer you a full-time position as Executive Vice President, Worldwide Customer Operations of the Company, on the terms set forth in this letter agreement.

     1.  Position.  You  will be  employed  by  Keynote  as its  Executive  Vice
President, Worldwide Customer Operations commencing April 7, 2005 (the "Commencement Date") and you will report directly to Umang Gupta, Keynote's Chief Executive Officer. While you are employed by Keynote, you will devote your full working time and attention to the business of the Company.

     2. Cash Compensation. Your base salary will be $18,333.33 per month ($220,000 on an annualized basis), payable in accordance with the Company's customary payroll practices as in effect from time to time. You will also be eligible to earn an annual bonus under Keynote's executive bonus program. Your potential "on target" bonus will be $140,000 per fiscal year; the actual bonus amount will be determined by the Company's achievement of annual revenue and profitability targets, or whatever other factors the executive bonus program considers with respect to a particular fiscal year. For FY 2005, the "on target" bonus amount will be a pro-rated portion of $140,000 and the objectives applicable to that potential bonus will be determined within thirty (30) days after your Commencement Date. Your cash compensation will be subject to annual review by the Compensation Committee of the Board of Directors.

     3. Stock Option. Effective upon the Commencement Date, the Company will grant you a stock option to purchase up to Six Hundred Thousand shares of Keynote Common Stock pursuant to the Company's Equity Incentive Plan (the "Option"). The exercise price for the Option will be equal to the closing price of our Common Stock on the Nasdaq Stock Market on the date of grant. The Option will become exercisable as it vests; the Option will vest as to 1/6 of the Shares (i.e., 100,000) on April 7, 2006, the twelve month anniversary of your Commencement Date, and thereafter as to an additional 8,333 shares at the end of each month after that anniversary, provided you are employed by the Company on the applicable vesting date.

     4. Vesting Acceleration. If, however, there is a Sale of the Company and your employment is terminated without Cause or for Good Reason in connection with or within the twelve months following the Sale of the Company, then vesting of the Option will be accelerated to (i) 25% of the underlying shares, if you have been employed by the Company for one year or less or (ii) 100% of the underlying shares, if you have been employed by the Company for more than one year, provided, however, that in order to be eligible to receive such acceleration benefits, you must first sign, date and deliver to the Company a general release of all known and unknown claims in the form provided to you by the Company and allow it to become effective. The terms "Sale of the Company," "Cause," and "Good Reason" applicable to this Paragraph 4 are each defined in Exhibit A to this letter.

Patrick Quirk
March 30, 2005
Page 2


     5. Benefits. You will be eligible to participate in the other employee benefit plans maintained by Keynote applicable to the other employees and key executives of the Company, including without limitation our 401(k) program, employee stock purchase plan, and health, medical and other benefit programs.

     6. At-Will Employment. Pat, while we look forward to a long and profitable relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason at any time. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or bonus or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. In the event you decide to terminate your employment with the Company (other than for Good Reason), you agree to provide Keynote with six months prior notice; if Keynote decides to terminate your employment without Cause (as defined in Exhibit A), Keynote will provide you with six months prior notice, or, in lieu of notice, Keynote may elect to provide you with six months severance on the terms and subject to the conditions set forth in Paragraph 7.

     7. Separation Benefits. Upon any termination of your employment with the Company, you shall be in all cases receive (i) payment for all unpaid salary and vacation accrued through the date of termination of your employment; (ii) reimbursement for expenses per existing Company policies; and (iii) continued benefits in accordance with the terms of the Company's then existing benefit plans and/or as required by applicable law; such payments and benefits are not included within the separation benefits described below. In addition to the benefits described in the preceding sentence, you shall under certain circumstances, also be entitled to receive separation benefits as described in sub-paragraphs B and C below, provided, that in order to receive any separation benefits you must first sign, date and deliver to the Company, and allow to become effective, a general release of all known and unknown claims in the form provided to you by the Company; and further provided that you will not be required to release any right to indemnification you may have under applicable law, the Company's Certificate of Incorporation, the Company's bylaws or any indemnity agreement between you and the Company. Except for a termination in connection with a Sale of the Company to which Paragraph 4 is applicable, you will not be entitled to any other compensation, award or damages, including any vesting of options or stock beyond the employment termination date, with respect to your employment or its termination.

Patrick Quirk
March 30, 2005
Page 3

     A. In the event of your voluntary termination (other than for Good Reason) or termination for Cause, you will not be entitled to any cash separation benefits.

     B. In the event the Company decides to terminate your employment without Cause, the Company may, in lieu of providing you with the prior notice referenced in Paragraph 6, provide you in a single lump sum an amount equal to six months of your then base salary (subject to applicable tax and other withholdings).

     C. In the event of termination of employment by you for Good Reason or on account of your death or Disability, Keynote will provide you with cash severance equal to six months of your then base salary, paid over the six months following termination in accordance with Keynote's standard payroll schedule and subject to applicable tax and other withholdings.

     8. Conditions of Employment. For purposes of compliance with federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. This documentation must be provided to Keynote within three business days of the Commencement Date. In addition, as a condition of your employment, you will be required to sign Keynote's standard Employee Inventions and Confidentiality Agreement.

     9. Entire Agreement; Modification. This offer will remain open until April 7, 2005. If you decide to accept our offer, and I hope that you will, please sign and date this letter below and return it to me; a duplicate original is enclosed for your records. This letter (including Exhibit A) and the Employee Inventions and Confidentiality Agreement set forth the terms of your employment with the Company, and supersede all prior and contemporaneous representations, agreements or understandings, inducements or conditions, express or implied, written, electronic or oral, regarding your employment with Keynote, the terms of that employment, and the potential benefits to be derived therefrom. This letter agreement will be binding upon and inure to the benefit of our respective successors and assigns, will be governed by California law, and may not be modified or amended except by a written agreement signed by you and a duly authorized representative of the Company.

Patrick Quirk
March 30, 2005
Page 4

     We are excited to have you join us and look forward to working with you.

                                        Sincerely,

                                        /s/ Umang Gupta
                                        ------------------------------------
                                        Umang Gupta
                                        Chairman and Chief Executive Officer


Acknowledged, Accepted and Agreed


/s/ Patrick Quirk
-----------------
Patrick Quirk


Date: April 7, 2005
     ---------------

                                    Exhibit A


     For purposes of this agreement, "Sale of the Company" shall mean the occurrence of any of the following events: (1) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "Beneficial Owner" (as defined in the Rule 13d-3 under said
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or (2) a merger, reverse merger or other consolidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (3) the liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets or its business. A Sale of the Company shall expressly not include: (1) any consolidation or merger effected exclusively to change the domicile of the Company, or (2) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received solely by the Company or indebtedness of the Company only is cancelled or converted or a combination thereof.

     For purposes of this agreement, "Cause" means termination because of (i) any willful material violation by you of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, your conviction for, or guilty plea to, a felony or a crime involving moral turpitude, any willful perpetration by you of a common law fraud, (ii) your commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by you of any provision of any agreement or understanding between the Company and you regarding the terms of your service as an employee, director, consultant, independent contractor or adviser to the Company or a Parent or Subsidiary of the Company, (iv) the willful and continued failure or refusal of you to perform the material duties required of you as an employee, director, consultant, independent contractor or adviser of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, after being given notice in writing of the failure or refusal and at least 30 days to comply, or (v) any other willful and gross misconduct by you which is materially injurious to the financial condition or business reputation of the Company or a Parent or Subsidiary of the Company.

     For purposes of Paragraph 4 of this  agreement,  "Good  Reason" shall mean:
(1) a relocation of your assigned office more than thirty-five (35) miles form its location immediately prior to the Change of Control; or (2) a material decrease in your base salary or Company benefits; or (3) a material reduction in the scope of your duties or responsibilities from your duties and responsibilities in effect immediately prior to the Change of Control. For purposes of Paragraph 7 of this Agreement, "Good Reason" shall mean (1) a relocation of your assigned office more than thirty-five (35) miles from its current location in San Mateo; or (2) a material decrease in your base salary or Company benefits, other than as part of a reduction applicable to all of the Company's executive officers; or (3) a material reduction in the scope of your duties or responsibilities. Your employment shall not be deemed to be terminated for "Good Reason" unless written notice stating the basis for the termination is provided to the Company by you and the Company is given fifteen (15) days after receipt of such notice to cure the neglect or conduct that is the basis of such claim (but only with respect to curable actions or failures to act).

     For purpose of this agreement, "Disability" shall mean the Company's determination, made in good faith that, due to a mental or physical incapacity, you have been, or are likely to be, unable to perform your duties as an employee of the Company for a period of not less than six consecutive months.